POWER OF ATTORNEY

Know all persons by these presents, that each person whose individual signature appears below constitutes and appoints, David Jackson, Jens Bertelsen and Hannah Ashdown, (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to BP plc's registration statement on Form F-6 (no. 333-144817), and any other BP plc registration statement on Form F-6 to be filed with the Securities and Exchange Commission (each, a "Registration Statement"), including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as the relevant Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, will all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

This power of attorney may be executed in one or more counterparts, each of which is an original, and will remain in full force and effect until 30 April 2017.

IN WITNESS WHEREOF, each of the undersigned being a director of BP plc, has executed this power of attorney as of the date indicated next to his or her signature.

Date

/s/ Nils Andersen	14.12.16
Nils Andersen, Non-Executive Director

/s/ Paul Anderson	14/12/16
Paul Anderson, Non-Executive Director

/s/ Alan Boeckmann	14/12/16
Alan Boeckmann, Non-Executive Director

/s/ Admiral Frank Bowman	14/12/16
Admiral Frank Bowman, Non-Executive Director

/s/ Cynthia Carroll	15/12/16
Cynthia Carroll, Non-Executive Director

/s/ Ian Davis	14/12/16
Ian Davis, Non-Executive Director

/s/ Bob Dudley	14 DEC16
Bob Dudley, Director Chief Executive Officer

/s/ Professor Dame Ann Dowling	14 DEC 16
Professor Dame Ann Dowling, Non-Executive Director

/s/ Dr Brian Gilvary	14-DEC-16
Dr Brian Gilvary, Director Chief Financial Officer and Principal Accounting Officer

/s/ Brendan Nelson	14/12/16
Brendan Nelson, Non-Executive Director

/s/ Paula Rosput Reynolds	14/12/16
Paula Rosput Reynolds, Non-Executive Director

/s/ Sir John Sawers	14/12/16
Sir John Sawers, Non-Executive Director

/s/ Andrew Shilston	14/12/16
Andrew Shilston, Senior Independent Director

/s/ Carl-Henric Svanberg	14/12/16
Carl-Henric Svanberg, Chairman and Non-Executive Director